UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2015

ARC LOGISTICS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36168	36-4767846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1290

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

JBBR Acquisition

Amended and Restated Limited Liability Company Agreement of Arc Terminals Joliet Holdings LLC

On May 14, 2015, Arc Logistics Partners LP (the “Partnership”), through Arc Terminals Joliet Holdings LLC (“Joliet Holdings”), its joint venture company owned 60% by the Partnership and 40% by EFS Midstream Holdings LLC (formerly known as EFS-S LLC and an affiliate of GE Energy Financial Services (“GE EFS”) and, as such, “GE JV Partner”), closed the acquisition of Joliet Bulk, Barge & Rail LLC (“JBBR”; and such acquisition, the “JBBR Acquisition”). In connection with the JBBR Acquisition, the Partnership and GE JV Partner entered into an amended and restated limited liability company agreement governing their respective interests in Joliet Holdings (the “Joliet LLC Agreement”).

The Joliet LLC Agreement provides that Joliet Holdings will be managed by the Partnership as managing member, subject to the terms and conditions thereof. Certain actions to be taken by Joliet Holdings require the consent of all members, including (i) the entering into of revenue producing agreements in excess of specified amounts, (ii) growth capital expenditures in excess of specified amounts, (iii) material acquisitions and (iv) the incurrence of indebtedness in excess of specified amounts. The Joliet LLC Agreement also requires the company to distribute available cash (consisting of all cash less reserves) on a quarterly basis to its members in accordance with their respective percentage interests. The Joliet LLC Agreement does not limit the members’ rights to compete with Joliet Holdings, nor does it limit Joliet Holdings’ ability to compete with its members. Under the Joliet LLC Agreement, GE JV Partner retains the exclusive authority to act for and on behalf of Joliet Holdings with respect to any affiliate agreement entered into by Joliet Holdings or any subsidiary thereof, on the one hand, and the Partnership and its subsidiaries, on the other, including a management services agreement between the Partnership and Joliet Holdings. Each member has the preemptive right to subscribe, in proportion to its respective percentage interest in Joliet Holdings, for any additional interest in Joliet Holdings. Under the Joliet LLC Agreement, the Partnership is restricted from transferring its interests in Joliet Holdings without the consent of GE JV Partner. GE JV Partner may transfer its interests in Joliet Holdings other than to, without the consent of the Partnership, certain material customers or material competitors of Joliet Holdings and, in any event, subject to the Partnership’s right of first offer to acquire GE JV Partner’s interest in Joliet Holdings.

The foregoing description of the Joliet LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Joliet LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Material Relationships Relating to Joliet LLC Agreement

GE EFS owns, indirectly, interests in Lightfoot Capital Partners, LP and in its general partner, Lightfoot Capital Partners GP LLC (together, “Lightfoot”). Lightfoot has a significant interest in the Partnership through its ownership of a 29.9% limited partner interest in the Partnership (after giving effect to the issuance by the Partnership of common units in the PIPE Transaction described below), 100% of the limited liability company interests in Arc Logistics GP LLC, the general partner of the Partnership (the “General Partner”), and all of the Partnership’s incentive distribution rights. Daniel Castagnola serves on the board of managers of Lightfoot Capital Partners GP LLC and on the board of directors of the General Partner and is a Managing Director at GE EFS, which is an affiliate of General Electric Capital Corporation.

PIPE Transaction

Registration Rights Agreement

Pursuant to the Unit Purchase Agreement dated as of February 19, 2015 (the “PIPE Purchase Agreement”) among the Partnership and Kayne Anderson MLP Investment Company, Kayne Anderson Energy Development Company, Kayne Anderson Midstream/Energy Fund, Inc., Kayne Anderson Energy Total Return Fund, Inc., Goldman Sachs MLP and Energy Renaissance Fund, Goldman Sachs MLP Income Opportunities Fund, MTP Energy Master Fund Ltd., Oppenheimer SteelPath MLP Income Fund, Nuveen All Cap Energy MLP Opportunities Fund, Cohen & Steers MLP Income and Energy Opportunity Fund, Inc., Salient MLP Fund, L.P., Bowood MLP Return Fund, LP and Triangle Peak Partners Private Equity, LP (collectively, the “PIPE Purchasers”), the Partnership sold 4,520,795 common units (“PIPE Common Units”) at a price of $16.59 per PIPE Common Unit in a private placement (the “PIPE Transaction”) on May 14, 2015 for proceeds totaling $72.7 million after placement agent commissions and expenses and entered into a registration rights agreement (the “Registration Rights Agreement”), dated May 14, 2015, with the PIPE Purchasers. The issuance of the PIPE Common Units pursuant to the PIPE Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) thereof.

Pursuant to the Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register the PIPE Common Units and use its commercially reasonable efforts to cause the registration statement to become effective within 90 days of the closing date of the PIPE Transaction (the “Registration Deadline”). In addition, the Registration Rights Agreement gives the PIPE Purchasers piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the PIPE Purchasers. If the shelf registration statement is not effective by the Registration Deadline, then the Partnership must pay the PIPE Purchasers liquidated damages.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Material Relationships Relating to PIPE Transaction

MTP Energy Master Fund Ltd. (“Magnetar PIPE Investor”), one of the PIPE Purchasers, purchased 572,635 PIPE Common Units for approximately $9.5 million in the PIPE Transaction. Magnetar Financial LLC controls the investment manager of the Magnetar PIPE Investor, and an affiliate of Magnetar Financial LLC also owns interests in Lightfoot Capital Partners, LP and in its general partner, Lightfoot Capital Partners GP LLC, which is the sole owner of the General Partner. Eric Scheyer, the Head of the Energy Group of Magnetar Financial LLC, also serves on the board of directors of the General Partner.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC) on February 20, 2015, Joliet Holdings entered into a Membership Interest Purchase Agreement (the “JBBR Purchase Agreement”) pursuant to which it agreed, subject to the terms and conditions thereof, to acquire from CenterPoint Properties Trust (“CenterPoint”), for a base cash purchase price of $216 million, all of the issued and outstanding membership interests in JBBR, which among other things owns a crude unloading facility and a 4-mile crude oil pipeline in Joliet, Illinois. Pursuant to the terms and conditions of the JBBR Purchase Agreement, on May 14, 2015, the Partnership and GE JV Partner, through Joliet Holdings, completed the acquisition of JBBR from CenterPoint. To fund the Partnership’s portion of the purchase price, the Partnership used (i) the approximate $71.1 million net proceeds from the PIPE Transaction and (ii) approximately $58.5 million from borrowings under its revolving credit facility. The information set forth under Item 1.01 above under the headings “JBBR Acquisition” and “PIPE Transaction” is incorporated herein by reference.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the JBBR Purchase Agreement, which was previously included as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on February 20, 2015 and is hereby incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Credit Agreement

As previously disclosed in the Partnership’s Current Report on Form 8-K filed on April 14, 2015, the Partnership’s operating subsidiary, Arc Terminals Holdings LLC, as borrower, together with the Partnership and certain of its other subsidiaries, as guarantors, entered into the Second Amendment To Second Amended and Restated Revolving Credit Agreement (the “Second Amendment;” and such credit agreement, the “Credit Agreement”) on April 13, 2015 as part of its financing of the JBBR Acquisition. Upon the consummation of the JBBR Acquisition on May 14, 2015, the aggregate commitments under the Credit Agreement increased from $175 million to $275 million.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on April 14, 2015 and incorporated in this Item 1.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above under the heading “PIPE Transaction” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Registration Rights Agreement dated May 14, 2015 by and among Arc Logistics Partners LP and the purchasers named on Schedule A thereto

10.1	Amended and Restated Limited Liability Company Agreement of Arc Terminals Joliet Holdings LLC dated May 14, 2015 between Arc Terminals Holdings LLC and EFS Midstream Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC LOGISTICS PARTNERS LP

		By:	ARC LOGISTICS GP LLC, its General Partner

Date:	May 20, 2015	By:	/s/ Bradley K. Oswald
			Name:	Bradley K. Oswald
			Title:	Senior Vice President, Chief Financial Officer and Treasurer

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